Exhibit 10.29

CONFIDENTIAL TREATMENT REQUEST – EDITED COPY

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 1

TO

MANUFACTURING AND SUPPLY AGREEMENT

THIS AMENDMENT NO. 1 TO MANUFACTURING AND SUPPLY AGREEMENT (this “Amendment”) effective as of December 23, 2010 (the “Amendment Date”), is entered into between SciClone Pharmaceuticals International Ltd., with offices located at Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter, “Customer” or “SPIL”), and Lonza Sales Ltd., having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (hereinafter, “Manufacturer” or “Lonza”) (collectively, referred to as the “Parties” or individually, a “Party”).

WHEREAS, Customer and Manufacturer previously entered into that certain Manufacturing and Supply Agreement dated as of December 31, 2006 (the “Agreement”);

WHEREAS, Customer and Manufacturer wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, the parties hereby agree as follows:

1.	Article 1 (Definitions) of the Agreement is hereby amended by amending and restating each of the following definitions as set forth below:

“Customer Purchase Obligation” shall mean Customer’s obligation to purchase and Manufacturer’s obligation to supply an aggregate amount of [***].

“Production Batch” shall mean that amount of [***].

2.	Article I (Definitions) of the Agreement is hereby amended by deleting the definition titled “Production Rate.”

3.	Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

Section 2.1 Purchase and Supply. If Customer’s requirement for Bulk Drug Substance exceeds [***], then upon written request from Customer the Parties shall negotiate in good faith for the Customer Purchase Obligation.

CONFIDENTIAL TREATMENT REQUEST – EDITED COPY

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Manufacturer shall accept any purchase orders issued by Customer for the Bulk Drug Substance manufactured with the BOC process using HF technology, to the extent the amounts in such purchase order do not exceed [***].

4. Section 2.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) Within fifteen (15) calendar days after receipt of Customer’s forecast, Manufacturer will provide Customer with a written statement of its ability and general confirmation to supply. In the event that Manufacturer does not confirm a [***] forecast, then the Customer Purchase Obligation for that individual [***], on a pro-rata basis, shall be suspended.

5. Section 2.4 of the Agreement is hereby amended by adding the following new sentence as the second sentence in the section:

However, Customer shall have the right without any liability or penalty to extend the Delivery Date on any purchase order for [***] after the original Delivery Date.

6. The first sentence of Section 3.4(b) of the Agreement is hereby amended by adding “Unless otherwise specified in the Quality Agreement that is executed within thirty (30) days after the date of Amendment No. 1 to this Agreement,” at the beginning of such sentence.

7. Section 3.5 of the Agreement is hereby amended and restated in its entirety as follows:

Section 3.5 cGMP Compliance and QA Audits. Responsibilities for quality control obligations, including without limitation cGMP compliance and audit rights, shall be in accordance with the Quality Agreement; provided, however, that in the event of a conflict between any provision of this Agreement and the Quality Agreement, the terms of this Agreement shall govern.

8. Section 3.6(c) of the Agreement is hereby amended and restated in its entirety as follows:

(c) Know-How, trade secrets and inventions or other intellectual property, including patent applications, patents and patentable subject matter relating to manufacture of the Bulk Drug Substance, is the sole and exclusive

CONFIDENTIAL TREATMENT REQUEST – EDITED COPY

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

property of Customer, including without limitation, such know-how, processes and inventions developed or conceived by Manufacturer since Manufacturer commenced manufacturing Bulk Drug Substance for Customer in approximately [***], and continuing for the duration of this Agreement. However, Manufacturer may use such know-how, processes and inventions developed or conceived by Manufacturer on a non-exclusive, royalty-free, worldwide basis for Manufacturer’s own benefit for products other than the Bulk Drug Substance.

9. The last sentence of Section 3.12 starting with “For any lot of…” is hereby deleted and replaced with the following language:

“Material to be invoiced at time of shipment. At the time of the invoice, title to any stored Bulk Drug Substance shall pass to Customer. If Manufacturer is unable to ship the Bulk Drug Substance to Customer on the date specified by Customer for any reason (including without limitation loss or damage to the stored Bulk Drug Substance), then any amounts that Customer has paid for such Bulk Drug Substance shall promptly be refunded to Customer. For clarity, for quantities that are considered safety stock as defined in Section 3.14, the [***] shall not apply.”

10. The first sentence of Section 3.13 of the Agreement is hereby amended by adding “At no charge to Customer, and in accordance with the terms of the Quality Agreement that is executed within thirty (30) days after the date of Amendment No. 1 to this Agreement,” at the beginning of such sentence.

11. A new section (Section 3.14) is hereby added to the Agreement immediately following the end of Section 3.13 to read:

Section 3.14 Safety Stock.

At a mutually agreed upon time, but not later than [***], Manufacturer shall keep on hand at all times a reserve of Bulk Drug Substance equal to [***]. Manufacturer shall regularly increase (or decrease) such reserve to reflect aggregate amounts in the then-current forecast. If Manufacturer uses such reserve of Bulk Drug Substance to fulfill a purchase order as a result of insufficient manufacturing of Bulk Drug Substance, then Manufacturer shall promptly replace such Bulk Drug Substance in order to keep the reserve as described above. The Bulk Drug Substance maintained by Manufacturer as part of such reserve shall be owned by Manufacturer and title shall not pass to Customer, and no payment shall be due, until such time as the Bulk Drug Substance is shipped to Customer to

CONFIDENTIAL TREATMENT REQUEST – EDITED COPY

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

fulfill a purchase order or [***] after the LONZA release date whichever comes first. Upon termination of this Agreement, Lonza shall deliver, and Customer shall purchase (at regular price), all such reserve of Bulk Drug Substance maintained hereunder.

12. Section 4.1 of the Agreement is hereby amended by adding the following new sentence immediately to the end of Section 4.1:

Notwithstanding the foregoing, commencing with all purchase orders with shipment dates between January 1, 2011 and December 31, 2011, the pricing for the Bulk Drug Substance manufactured from the BOC process using HF technology shall be [***]. Commencing with all purchase orders with shipment dates on or after January 1, 2012 until the expiration of the Term, the pricing for the Bulk Drug Substance manufactured from the BOC process using HF technology shall be [***].

13. Section 5.3(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) In order to reject or put on hold delivery of a failed Production Batch based on testing of a quality control sample or incomplete documentation, Customer shall (i) give written notice to Manufacturer of Customer’s intent to reject the batch within [***] after receipt of both the sample and the Production Batch and (ii) as promptly as reasonably possible thereafter, but in any event within an additional [***], provide Manufacturer with notice of final rejection. As used in this Agreement, the term “Acceptance Period” shall mean either (i) the [***] period after Customer receives the sample and Production Batch referenced above, if Customer does not give written notice to Manufacturer within said [***] of intent to reject or (ii) if Customer does give said notice of intent to reject within said [***], then a total of [***] after Customer receives the sample and Product Batch referenced above. If the Production Batch has not been identified as failing to meet the Specifications, cGMP, MPR or otherwise adulterated or misbranded under the Food Drug and Cosmetic Act by Customer based upon an analysis of the sample or review of the documentation within the Acceptance Period, Customer shall be deemed to have approved the batch and Customer shall pay Manufacturer for such batch in accordance with Section 4.3.

14. Section 5.4 is hereby amended by replacing the phrase “one hundred and twenty (120) days” with the following: “ninety (90) days.”

CONFIDENTIAL TREATMENT REQUEST – EDITED COPY

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15. Sections 5.6(a) – (c) of the Agreement are hereby amended and restated in their entirety as follows:

(a) each Production lot delivered by-Manufacturer under the applicable Firm Purchase Order contains at least [***]of Bulk Drug Substance or such other lower minimum quantity as specified in the Firm Purchase Order; and

(b) the total amount of Bulk Drug Substance actually delivered under the applicable Firm Purchase Order is not more than [***] less than the total amount specified in the applicable Firm Purchase Order.

(c) over any six (6) month period the total underage of Bulk Drug Substance delivered is no greater than [***] and provided that such underage, to the extent that it is greater than [***], is delivered within three (3) months following such six (6) month period.

The Parties acknowledge that, if Manufacturer is experiencing supply issues and is unable to manufacture sufficient quantities of the Bulk Drug Substance requested by Customer in accordance with Section 2, then until such time as Manufacturer is able to manufacture such quantities of Bulk Drug Substance to satisfy the Customer Purchase Obligation and has provided Customer with written notice of its capabilities, Customer shall have no obligation to purchase such quantity of Bulk Drug Substance from Manufacturer under this Agreement and shall be free to purchase such quantity of Bulk Drug Substance from third parties.

Generally Customer Purchase Obligation will re-commence in the following quarter after (a) Manufacturer has demonstrated by production of two completely separate manufacturing runs including separate cleavage lots (for which the process equipment performs as expected and the material conforms to all quality specifications) that it can satisfy Customer’s requirements, and (b) Customer’s commitment to alternative suppliers has been satisfied.

Without limiting the generality of the foregoing, the Customer Purchase Obligation is waived for calendar year 2010, and during calendar year 2011 until such time as clauses (a) and (b) of the foregoing paragraph have been satisfied.

Thereafter, commencing with the date that Manufacturer is able to manufacture sufficient quantities of Bulk Drug Substance to satisfy the Customer Purchase Obligation and has provided Customer with such written notice, and continuing during the Term of this Agreement, the Customer Purchase Obligation

CONFIDENTIAL TREATMENT REQUEST – EDITED COPY

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

shall be satisfied as set forth in individual purchase orders placed by Customer and accepted by Manufacturer under this Agreement; provided, however, that Manufacturer’s obligation to supply shall be limited to an aggregate amount of not more than [***] of Bulk Drug Substance per calendar year (for partial years, the quantities will be pro-rated) under this Agreement.

16. A new section (Section 5.7) is hereby added to the Agreement immediately following the end of Section 5.6 to read:

Section 5.7 On Time Delivery.

Manufacturer will notify Customer promptly if it believes it will not be able to ship the Bulk Drug Substance ordered under a purchase order by the requested Delivery Date. If Manufacturer ships the Bulk Drug Substance later than [***] after the requested Delivery Date (“Grace Period”), and the failure to ship is attributable to Manufacturer’s breach, negligence or other reasons within Manufacturer’s control and responsibility, then Manufacturer will reimburse Customer for its cancellation fees assessed by Customer’s drug product manufacturer up to [***] for the applicable batch of Bulk Drug Substance. Such “cancellation fees” shall be auditable and shall take effect with respect to all batches of Bulk Drug Substance scheduled for shipment after September 30, 2011.

17. Section 7.3 of the Agreement is hereby amended by adding a new subparagraph (c) to read:

“IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.”

18. Section 10.1 of the Agreement is hereby amended and restated in its entirety as follows:

Section 10.1 Term. This Agreement will be effective from the Amendment Date and continue until December 31, 2015 (the “Initial Term”). This Agreement shall, unless earlier terminated as provided herein, thereafter renew automatically for an additional two (2) year term (together with the Initial Term, the “Term”). Either party may terminate this Agreement as of the end of

CONFIDENTIAL TREATMENT REQUEST – EDITED COPY

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Initial Term, by written notice to the other party at least one hundred and eighty (180) days prior to the end of the Initial Term. In addition, Customer shall have the right upon written notice to terminate this Agreement if, on or after June 30, 2011, Manufacturer is unable to manufacture sufficient quantities of Bulk Drug Substance to satisfy the Customer Purchase Obligation as clarified in Section 5.6(c).

19. Section 10.3(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

(iii)	forthwith if a situation of Force Majeure as provided by Section 13.7 or an inability to supply continues for three (3) months or more.

The following two new paragraphs will be added to complete the amendment:

20. Section 10.4 of the Agreement is hereby amended by adding the following clause immediately before the period at the end of Section 10.4:

“… and (iii) all safety stock then maintained by Manufacturer to the extent within the quantities defined in Section 3.14”

21. Section 10 of the Agreement is hereby amended by adding the following new Section 10.7 immediately after Section 10.6:

10.7	Termination for Price Erosion. SPIL shall have the right to terminate this Agreement at any time upon ninety (90) days written notice to LONZA if the Registered Price for Zadaxin charged by SPIL to its customers in China during an applicable calendar quarter has decreased to [***] or less (a decrease of [***]% from the current Registered Price of [***] RMB), due solely to a directive or order of a governmental or regulatory authority. SPIL shall provide to LONZA written evidence of such decrease in Registered Price together with any such written notice. Such evidence may be audited by Lonza. In the event of such termination, SPIL shall pay to Lonza , with respect to batches of Bulk Drug manufactured, in process or originally scheduled for delivery within six (6) months after termination pursuant to previously submitted purchase orders, one hundred percent (100%) of the price for such batches, plus the cost of raw materials and any other costs or expenses incurred or irrevocably

10.8	committed prior to such termination. With respect to batches of Bulk Drug originally scheduled for delivery more than six (6) months after termination pursuant to previously submitted purchase orders, SPIL shall have no obligation to pay for such batches. Additionally, in consideration for SPIL’s right to terminate under this Section 10.7, for a period of one (1) year following the effective date of termination of this Agreement, SPIL shall not enter into any agreement with a third party for the supply, delivery or manufacture of the Product without first giving Lonza a period of thirty (30) days to review the proposed commercial terms of such proposed arrangement; provided that if SPIL is unable to provide such terms due to confidentiality obligations then SPIL shall provide to Lonza terms that are substantially similar. In the event that Lonza decides prior to the end of such thirty (30) days to provide substantially similar or superior commercial terms, SPIL shall be obligated to enter into a new supply agreement upon such substantially similar or superior commercial terms proposed by Lonza.

22. The Agreement is hereby amended by deleting Section 12.2 in its entirety.

23. The Agreement is hereby amended by adding the following new Section 13.10 immediately following Section 13.9:

13.10 Public and Commercial Bribery Representations and Warranties. Manufacturer hereby represents and warrants that it has not, and agrees that it will not, in connection with the transactions contemplated under this Agreement, make or promise or offer to make any payment or transfer of anything of value, directly or indirectly: (i) to any governmental official or government employee (including employees of government-owned entities or corporations); or (ii) to any political party, official of a political party or candidate (or to a third party for payment to any of the foregoing) in connection with the transactions contemplated under this Agreement in order to obtain or retain business or to secure any improper advantage. It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business. This section shall not, however, prohibit normal and customary business entertainment or providing business mementos of nominal value; provided, however, that all such payments shall be lawful, reasonable, directly related to the business of the Manufacturer, accurately described in the books and records of Manufacturer.

24. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. The performance, enforcement, breach or termination of this Amendment and any remedies relating thereto, shall be governed by and construed under the substantive laws of the United Kingdom, without regard to conflicts of law rules.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

SCICLONE PHARMACEUTICALS		LONZA SALES LTD.
INTERNATIONAL LTD.

By:	\s\ Hans P. Schmid	By:	\s\ Steve Waldman

Name:	Hans P. Schmid	Name:	Steve Waldman

Title:	President & Managing Director	Title:	Authorized Signatory